Exhibit 99.1
Wynn Resorts, Limited Reports First Quarter 2020 Results

LAS VEGAS, May 6, 2020 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the quarter ended March 31, 2020.

Operating revenues were $953.7 million for the first quarter of 2020, a decrease of 42.3%, or $697.8 million, from $1.65 billion for the first quarter of 2019. Net loss attributable to Wynn Resorts, Limited was $402.0 million, or $3.77 per diluted share, for the first quarter of 2020, compared to net income attributable to Wynn Resorts, Limited of $104.9 million, or $0.98 per diluted share, in the first quarter of 2019. Adjusted Property EBITDA (1) was $(5.3) million for the first quarter of 2020, which includes the impact of $75.7 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020. Adjusted Property EBITDA was $494.8 million for the first quarter of 2019.

"Our leadership team has been working side-by-side with our host communities, fellow industry leaders and world-class medical experts to identify and implement strategies to mitigate the impact of the virus on our team members, our guests and our broader communities," said Matt Maddox, CEO of Wynn Resorts, Limited. "In mid-March we led the industry by identifying the need for short-term closure in Las Vegas and Boston, thereby doing our part to 'flatten the curve.' Concurrently, we decided to invest in the health and safety of our approximately 30,000 team members globally by committing to pay their full wages and benefits through May. We continue to play a leadership role in the industry’s re-emergence, most recently producing a detailed reopening plan on April 19, developed in consultation with medical experts from Georgetown and Johns Hopkins Universities, which we believe will be the gold standard for sanitization and customer safety."

"At the same time, we have also been focused on our long-term business prospects, taking steps to bolster our already strong liquidity position by opportunistically issuing $600 million of unsecured notes and increasing our financial flexibility. While the current environment is clearly challenging, we are confident that travel and tourism will recover in both the U.S. and China, and our industry leading assets, fortress balance sheet and talented team members position the Company to thrive in the years ahead."

Consolidated Results

Operating revenues were $953.7 million for the first quarter of 2020, a decrease of 42.3%, or $697.8 million, from $1.65 billion for the first quarter of 2019. Operating revenues decreased $467.1 million, $294.4 million, and $77.2 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, from the first quarter of 2019. The decrease in operating revenues at Wynn Palace, Wynn Macau, and our Las Vegas Operations was partially offset by operating revenues from Encore Boston Harbor of $140.9 million.

On a U.S. generally accepted accounting principles ("GAAP") basis, net loss attributable to Wynn Resorts, Limited was $402.0 million, or $3.77 per diluted share, for the first quarter of 2020, compared to net income attributable to Wynn Resorts, Limited of $104.9 million, or $0.98 per diluted share, in the first quarter of 2019. Adjusted net loss attributable to Wynn Resorts, Limited (2) was $377.9 million, or $3.54 per diluted share, for the first quarter of 2020, compared to adjusted net income attributable to Wynn Resorts, Limited of $172.6 million, or $1.61 per diluted share, for the first quarter of 2019.

Adjusted Property EBITDA was $(5.3) million for the first quarter of 2020, which includes the impact of $75.7 million of expense accrued during the quarter related to our commitment to pay salary, tips and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020. Adjusted Property EBITDA was $494.8 million for the first quarter of 2019. Adjusted Property EBITDA decreased $212.4 million, $144.7 million, and $130.4 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively. Adjusted Property EBITDA from Encore Boston Harbor was $(12.6) million.

The Company also announced today that it has suspended its quarterly dividend program due to the financial impact of the coronavirus pandemic.

Property Results

Macau Operations

Our casino operations at Wynn Palace and Wynn Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos’ operations have since been fully restored; however, certain public health safeguards, such as traveler quarantines, limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and health declarations remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

Wynn Palace

Operating revenues from Wynn Palace were $259.5 million for the first quarter of 2020, a 64.3% decrease from $726.6 million for the first quarter of 2019. Adjusted Property EBITDA from Wynn Palace was $10.2 million for the first quarter of 2020, a 95.4% decrease from $222.6 million for the first quarter of 2019. VIP table games win as a percentage of turnover was 2.91%, within the property's expected range of 2.7% to 3.0% and below the 3.91% experienced in the first quarter of 2019. Table games win percentage in mass market operations was 27.5%, above the 24.2% experienced in the first quarter of 2019.

Wynn Macau

Operating revenues from Wynn Macau were $229.5 million for the first quarter of 2020, a 56.2% decrease from $523.9 million for the first quarter of 2019. Adjusted Property EBITDA was $19.2 million for the first quarter of 2020, a 88.3% decrease from $163.9 million for the first quarter of 2019. VIP Table games win as a percentage of turnover was 4.14%, above the 2.90% experienced in the first quarter of 2019. Table games win percentage in mass market operations was 20.4%, slightly above the 19.6% experienced in the first quarter of 2019.

Las Vegas Operations

Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020, and will remain closed until authorized to re-open under U.S. and state government directives. Operating revenues from our Las Vegas Operations were $323.8 million for the first quarter of 2020, a 19.3% decrease from $401.0 million for the first quarter of 2019. Adjusted Property EBITDA from our Las Vegas Operations for the first quarter of 2020 was $(22.1) million, which includes the impact of $56.4 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020. Adjusted Property EBITDA from our Las Vegas Operations was $108.3 million for the first quarter of 2019. Table games win percentage was 19.9%, below the property's expected range of 22% to 26% and below the 27.6% experienced in the first quarter of 2019.

Encore Boston Harbor

On June 23, 2019, the Company opened Encore Boston Harbor, an integrated resort in Everett, Massachusetts. Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020, and will remain closed until authorized to re-open under U.S. and state government directives. Encore Boston Harbor's operating revenues were $140.9 million for the first quarter of 2020. Adjusted Property EBITDA from Encore Boston Harbor for the first quarter of 2020 was $(12.6) million, which includes the impact of $19.3 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020. Table games win percentage was 20.8%, slightly above the property's expected range of 16% to 20%.

Balance Sheet

Our cash and cash equivalents and restricted cash as of March 31, 2020 totaled $2.89 billion.

Total current and long-term debt outstanding at March 31, 2020 was $11.37 billion, comprised of $5.15 billion of Macau related debt, $3.11 billion of Wynn Las Vegas debt, $2.50 billion of Wynn Resorts Finance debt, and $611.9 million of debt held by the retail joint venture which we consolidate.

As of March 31, 2020, the available borrowing capacity under the Wynn Macau Revolver was $74.2 million, and the available borrowing capacity under the Wynn Resorts Finance Revolver was $40.9 million, net of $18.1 million in outstanding letters of credit.

As previously disclosed, on April 14, 2020, Wynn Resorts Finance ("WRF") issued $600.0 million aggregate principal amount of 7.75% Senior Notes due 2025 (the "2025 Notes"). The 2025 Notes will mature on April 15, 2025 and bear interest at the rate of 7.75%. WRF plans to use the net proceeds from the offering for general corporate purposes and to pay related fees and expenses.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on May 6, 2020 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before May 14, 2020, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended March 31, 2020 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the recent global pandemic of COVID-19, caused by a novel strain of the coronavirus, and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development, and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income (loss) attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before nonrecurring regulatory expense, pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, foreign currency remeasurement gain (loss), and the impact from the enactment of U.S. tax reform, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and earnings per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income (loss) attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating revenues:
Casino	$570,789	$1,185,101
Rooms	152,681	191,270
Food and beverage	149,414	173,219
Entertainment, retail and other	80,832	101,956
Total operating revenues	953,716	1,651,546
Operating expenses:
Casino	442,690	750,071
Rooms	73,480	63,706
Food and beverage	175,910	148,761
Entertainment, retail and other	45,580	44,044
General and administrative	234,328	217,322
Provision for credit losses	20,613	5,422
Pre-opening	2,551	27,713
Depreciation and amortization	178,746	136,557
Property charges and other	27,229	2,774
Total operating expenses	1,201,127	1,396,370
Operating income (loss)	(247,411)	255,176
Other income (expense):
Interest income	7,953	7,287
Interest expense, net of amounts capitalized	(128,827)	(93,180)
Change in derivatives fair value	(15,660)	(1,509)
Loss on extinguishment of debt	(843)	—
Other	10,335	(6,358)
Other income (expense), net	(127,042)	(93,760)
Income (loss) before income taxes	(374,453)	161,416
Provision for income taxes	(75,800)	(1,685)
Net income (loss)	(450,253)	159,731
Less: net (income) loss attributable to noncontrolling interests	48,216	(54,859)
Net income (loss) attributable to Wynn Resorts, Limited	$(402,037)	$104,872
Basic and diluted income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$(3.77)	$0.98
Diluted	$(3.77)	$0.98
Weighted average common shares outstanding:
Basic	106,663	106,792
Diluted	106,663	107,073
Dividends declared per common share:	$1.00	$0.75

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net income (loss) attributable to Wynn Resorts, Limited (1)	$(402,037)	$104,872
Nonrecurring regulatory expense	—	35,000
Pre-opening expenses	2,551	27,713
Property charges and other	27,229	2,774
Change in derivatives fair value	15,660	1,509
Loss on extinguishment of debt	843	—
Foreign currency remeasurement loss (gain)	(10,335)	6,358
Income tax impact on adjustments	64	(2,692)
Noncontrolling interests impact on adjustments	(11,895)	(2,950)
Adjusted net income (loss) attributable to Wynn Resorts, Limited	$(377,920)	$172,584
Adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share	$(3.54)	$1.61

Weighted average common shares outstanding - diluted	106,663	107,073

(1) For the three months ended March 31, 2020, includes $75.7 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2020
	Operating income (loss) (1)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(91,662)	$—	$67,009	$22,299	$9,425	$1,571	$1,534	$10,176
Wynn Macau	(16,083)	—	23,877	1,854	8,163	1,795	(398)	19,208
Other Macau	(3,517)	—	1,118	—	—	2,029	370	—
Total Macau Operations	(111,262)	—	92,004	24,153	17,588	5,395	1,506	29,384
Las Vegas Operations	(93,437)	1,139	47,245	113	15,205	6,289	1,369	(22,077)
Encore Boston Harbor	(60,618)	—	36,874	248	6,949	3,132	779	(12,636)
Corporate and other	17,906	1,412	2,623	2,715	(39,742)	9,376	5,710	—
Total	$(247,411)	$2,551	$178,746	$27,229	$—	$24,192	$9,364	$(5,329)
(1) Includes $56.4 million and $19.3 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020, for our Las Vegas Operations and Encore Boston Harbor, respectively.

	Three Months Ended March 31, 2019
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$125,791	$—	$66,066	$1,120	$27,220	$1,284	$1,105	$222,586
Wynn Macau	118,397	—	21,912	393	18,986	1,495	2,706	163,889
Other Macau	(3,303)	—	1,117	6	—	1,913	267	—
Total Macau Operations	240,885	—	89,095	1,519	46,206	4,692	4,078	386,475
Las Vegas Operations	38,924	—	44,590	510	18,721	3,965	1,592	108,302
Encore Boston Harbor	(36,368)	27,316	876	25	4,500	3,651	—	—
Corporate and other	11,735	397	1,996	720	(69,427)	50,241	4,338	—
Total	$255,176	$27,713	$136,557	$2,774	$—	$62,549	$10,008	$494,777

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net income (loss) attributable to Wynn Resorts, Limited (1)	$(402,037)	$104,872
Net income (loss) attributable to noncontrolling interests	(48,216)	54,859
Pre-opening expenses	2,551	27,713
Depreciation and amortization	178,746	136,557
Property charges and other	27,229	2,774
Corporate expenses and other	24,192	62,549
Stock-based compensation	9,364	10,008
Interest income	(7,953)	(7,287)
Interest expense, net of amounts capitalized	128,827	93,180
Change in derivatives fair value	15,660	1,509
Loss on extinguishment of debt	843	—
Other	(10,335)	6,358
Provision for income taxes	75,800	1,685
Adjusted Property EBITDA	$(5,329)	$494,777

(1) For the three months ended March 31, 2020, includes $75.7 million of expense accrued during the quarter related to our commitment to pay salary, tips, and benefits continuation for all of our U.S. employees for the period from April 1 through May 15, 2020.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended March 31,
	2020	2019	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$207,576	$623,175	(66.7)
Rooms	19,710	43,314	(54.5)
Food and beverage	13,298	28,625	(53.5)
Entertainment, retail and other	18,929	31,508	(39.9)
Total	$259,513	$726,622	(64.3)

Adjusted Property EBITDA (6)	$10,176	$222,586	(95.4)

Casino Statistics:
VIP:
Average number of table games	89	111	(19.8)
VIP turnover	$4,792,454	$12,627,262	(62.0)
VIP table games win (1)	$139,569	$493,184	(71.7)
VIP table games win as a % of turnover	2.91%	3.91%
Table games win per unit per day	$20,257	$49,156	(58.8)
Mass market:
Average number of table games	179	211	(15.2)
Table drop (2)	$475,223	$1,303,924	(63.6)
Table games win (1)	$130,714	$315,469	(58.6)
Table games win %	27.5%	24.2%
Table games win per unit per day	$9,507	$16,646	(42.9)
Average number of slot machines	733	1,091	(32.8)
Slot machine handle	$424,714	$975,048	(56.4)
Slot machine win (3)	$18,405	$51,401	(64.2)
Slot machine win per unit per day	$326	$524	(37.8)
Room statistics:
Occupancy	41.6%	97.2%
ADR (4)	$294	$271	8.4
REVPAR (5)	$122	$264	(53.8)
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos’ operations have since been fully restored; however, certain public health safeguards, such as traveler quarantines, limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and health declarations remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2020	2019	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$190,128	$450,242	(57.8)
Rooms	15,911	28,867	(44.9)
Food and beverage	9,531	20,975	(54.6)
Entertainment, retail and other	13,919	23,807	(41.5)
Total	$229,489	$523,891	(56.2)

Adjusted Property EBITDA (6)	$19,208	$163,889	(88.3)

Casino Statistics:
VIP:
Average number of table games	81	113	(28.3)
VIP turnover	2,964,146	10,194,031	(70.9)
VIP table games win (1)	122,625	295,298	(58.5)
VIP table games win as a % of turnover	4.14%	2.90%
Table games win per unit per day	$19,702	$29,099	(32.3)
Mass market:
Average number of table games	183	206	(11.2)
Table drop (2)	578,235	1,351,693	(57.2)
Table games win (1)	117,941	264,542	(55.4)
Table games win %	20.4%	19.6%
Table games win per unit per day	$8,372	$14,283	(41.4)
Average number of slot machines	634	826	(23.2)
Slot machine handle	366,537	794,367	(53.9)
Slot machine win (3)	13,295	37,894	(64.9)
Slot machine win per unit per day	$272	$510	(46.6)
Poker rake	$2,083	$5,752	(63.8)
Room statistics:
Occupancy	49.2%	99.3%
ADR (4)	$321	$290	10.9
REVPAR (5)	$158	$288	(45.1)

Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos’ operations have since been fully restored; however, certain public health safeguards, such as traveler quarantines, limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and health declarations remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2020	2019	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$71,295	$111,684	(36.2)
Rooms	106,105	119,089	(10.9)
Food and beverage	105,979	123,619	(14.3)
Entertainment, retail and other	40,445	46,641	(13.3)
Total	$323,824	$401,033	(19.3)

Adjusted Property EBITDA (6)	$(22,077)	$108,302	(120.4)

Casino Statistics:
Average number of table games	237	238	(0.4)
Table drop (2)	$414,933	$404,073	2.7
Table games win (1)	$82,666	$111,370	(25.8)
Table games win %	19.9%	27.6%
Table games win per unit per day	$4,530	$5,198	(12.9)
Average number of slot machines	1,766	1,807	(2.3)
Slot machine handle	$664,834	$789,310	(15.8)
Slot machine win (3)	$46,674	$54,544	(14.4)
Slot machine win per unit per day	$343	$335	2.4
Poker rake	$2,175	$2,460	(11.6)
Room statistics:
Occupancy	80.1%	82.6%
ADR (4)	$374	$338	10.7
REVPAR (5)	$299	$279	7.2
Note: Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020, and will remain closed until authorized to re-open under U.S. and state government directives.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited)

	Three Months Ended March 31,
	2020	2019	Percent Change
Encore Boston Harbor Supplemental Information (7)
Operating revenues
Casino	$101,790	$—	—
Rooms	10,955	—	—
Food and beverage	20,606	—	—
Entertainment, retail and other	7,539	—	—
Total	$140,890	$—	—

Adjusted Property EBITDA (6)	$(12,636)	$—	—

Casino Statistics:
Average number of table games	160	—	—
Table drop (2)	275,631	—	—
Table games win (1)	57,286	$—	—
Table games win %	20.8%	—%
Table games win per unit per day	$4,826	$—	—
Average number of slot machines	2,837	—	—
Slot machine handle	767,739	$—	—
Slot machine win (3)	59,448	$—	—
Slot machine win per unit per day	$283	$—	—
Poker rake	$5,105	$—	—
Room statistics:
Occupancy	75.8%	—%
ADR (4)	$292	$—	—
REVPAR (5)	$222	$—	—
Note: Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020, and will remain closed until authorized to re-open under U.S. and state government directives.

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.
(7) Encore Boston Harbor opened on June 23, 2019.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com